CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus Premier Value Fund, dated December 18, 1997, which is incorporated by reference in this Registration Statement (Form N-1A 33-6013) of Dreyfus Premier Value Equity Funds.





                                        ERNST & YOUNG LLP


New York, New York
March 25, 1998